UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : January 10, 2007

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 16, 2007, Energy Transfer Equity, L.P. (the “Partnership”) issued a press release announcing its financial results for the first quarter ended November 30, 2006. A copy of this press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2007, H. Michael Krimbill, a director of LE GP, LLC (“LE GP”), the general partner of the Partnership, resigned his position as a director. Mr. Krimbill’s resignation is in connection with his resignation as an executive officer and director of the general partner of Energy Transfer Partners, L.P., a subsidiary of the Partnership.

Mr. Krimbill’s departure is not related in any manner to any disagreement with LE GP’s board of directors or management that is known to any executive officer of LE GP or the Partnership on any matter relating to the Partnership’s operations, policies or practices.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated January 16, 2007, announcing financial results for the quarter ended November 30, 2006.

99.2	Letter of Resignation of H. Michael Krimbill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

By:	LE GP, LLC, General Partner

By:	/s/ John W. McReynolds
John W. McReynolds,
President and Chief Financial Officer and duly authorized to sign on behalf of the registrant

Dated: January 17, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 16, 2007, announcing financial results for the quarter ended November 30, 2006.

99.2	Letter of Resignation of H. Michael Krimbill.